                                                                    EXHIBIT 4.20

                                    [FORM OF]

                               GUARANTEE AGREEMENT

                                     Between

                              OLD NATIONAL BANCORP

                                as Guarantor, and

                J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                                   as Trustee

                                   dated as of

                                              ,

                              OLD NATIONAL BANCORP

         Reconciliation and tie between Trust Indenture Act of 1939 and
                     Guarantee Agreement, dated as of     ,

TRUST INDENTURE                                                                                GUARANTEE AGREEMENT
  ACT SECTION                                                                                        SECTION
Section 310(a)..............................................................................     4.1(a)
           (b)..............................................................................     2.8, 4.1(c)
           (c)..............................................................................     Not applicable
Section 311(a)..............................................................................     2.2(b)
           (b)..............................................................................     2.2(b)
           (c)..............................................................................     Not applicable
Section 312(a)..............................................................................     2.2(a)
           (b)..............................................................................     2.2(b)
Section 313.................................................................................     2.3
Section 314(a)..............................................................................     2.4
           (b)..............................................................................     Not applicable
           (c)..............................................................................     2.5
           (d)..............................................................................     Not applicable
           (e)..............................................................................     1.1, 2.5, 3.2
           (f)..............................................................................     2.1, 3.2
Section 315(a)..............................................................................     3.1(d)
           (b)..............................................................................     2.7
           (c)..............................................................................     3.1(c)
           (d)..............................................................................     3.1(d)
           (e)..............................................................................     Not applicable
Section 316(a)..............................................................................     1.1, 2.6, 5.4
           (b)..............................................................................     5.3
           (c)..............................................................................     9.2
Section 317(a)..............................................................................     Not applicable
           (b)..............................................................................     Not applicable
Section 318(a)..............................................................................     2.1
           (b)..............................................................................     2.1
           (c)..............................................................................     2.1

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Guarantee Agreement.

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1. Definitions.........................................................     1

                                   ARTICLE II

                               TRUST INDENTURE ACT

Section 2.1. Trust Indenture Act; Application....................................     5
Section 2.2. List of Holders.....................................................     5
Section 2.3. Reports by the Guarantee Trustee....................................     5
Section 2.4. Periodic Reports to the Guarantee Trustee...........................     6
Section 2.5. Evidence of Compliance with Conditions Precedent....................     6
Section 2.6. Events of Default; Waiver...........................................     6
Section 2.7. Event of Default; Notice............................................     6
Section 2.8. Conflicting Interests...............................................     7

                                   ARTICLE III

               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

Section 3.1. Powers and Duties of the Guarantee Trustee..........................     7
Section 3.2. Certain Rights of Guarantee Trustee.................................     8
Section 3.3. Compensation; Fees..................................................    10

                                   ARTICLE IV

                                GUARANTEE TRUSTEE

Section 4.1. Guarantee Trustee; Eligibility......................................    10
Section 4.2. Appointment, Removal and Resignation of the Guarantee Trustee.......    10

                                    ARTICLE V

                                    GUARANTEE

Section 5.1. Guarantee...........................................................    11
Section 5.2. Waiver of Notice and Demand.........................................    11
Section 5.3. Obligations Not Affected............................................    11
Section 5.4. Rights of Holders...................................................    12
Section 5.5. Guarantee of Payment................................................    13
Section 5.6. Subrogation.........................................................    13
Section 5.7. Independent Obligations.............................................    13

                                   ARTICLE VI

                                  SUBORDINATION

Section 6.1. Subordination.......................................................    13
Section 6.2. Pari Passu Guarantees...............................................    13

                                   ARTICLE VII

                                   TERMINATION

Section 7.1. Termination.........................................................    14

                                  ARTICLE VIII

                                 INDEMNIFICATION

Section 8.1. Exculpation.........................................................    14
Section 8.2. Indemnification.....................................................    14

                                   ARTICLE IX

                                  MISCELLANEOUS

Section 9.1. Successors and Assigns..............................................    15
Section 9.2. Amendments..........................................................    15
Section 9.3. Notices.............................................................    15
Section 9.4. Benefit.............................................................    16
Section 9.5. Governing Law.......................................................    16
Section 9.6. Counterparts........................................................    16

                               GUARANTEE AGREEMENT

      This GUARANTEE AGREEMENT, dated as of     ,        , is executed and
delivered by OLD NATIONAL BANCORP, a financial holding company organized under the laws of the State of Indiana (the "Guarantor"), and J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred
Securities (as defined herein) of ONB Capital Trust      , a Delaware statutory
business trust (the "Issuer").

      WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust
Agreement"), dated as of        ,        , among the Guarantor, as Depositor,
the Property Trustee, the Delaware Trustee, the Administrators named therein and the Holders from time to time of undivided beneficial ownership interests in the
assets of the Issuer, the Issuer is issuing up to $     aggregate liquidation
amount of its preferred securities (liquidation amount $        per security)
(the "Preferred Securities") and up to $         aggregate liquidation amount of
its common securities (liquidation amount $    per security) (the "Common
Securities") representing undivided beneficial ownership interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

      WHEREAS, the Preferred Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Issuer's Common Securities, will be used to purchase the Debentures of the Guarantor which will be deposited with J. P. Morgan Trust Company, National Association, as Property Trustee under the Trust Agreement, as trust assets; and

      WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders of the Preferred Securities.

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1. Definitions.

      As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings:

      (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble or in this Section 1.1 have the meanings assigned to them in the Trust Agreement;

      (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

      (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time in accordance with the applicable provisions hereof;

      (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

      (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

      (f) a reference to the singular includes the plural and vice versa; and

      (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Common Securities" has the meaning specified in the second paragraph of this Guarantee Agreement.

      "Covered Person" means any Holder or beneficial owner of Preferred Securities.

      "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement.

      "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent the Issuer shall have funds on hand available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the Redemption Date with respect to the Preferred Securities called for redemption by the Issuer, to the extent the Issuer shall have funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer, unless Debentures are distributed to the Holders in exchange for Preferred Securities in accordance with the provisions of the Trust Agreement, the lesser of (a) the aggregate of the Liquidation Amount of $ per Preferred Security plus accumulated and unpaid Distributions on the Preferred Securities to the date of payment to the extent the Issuer shall have funds on hand available to make such payment at such time and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

      "Guarantee Trustee" means J. P. Morgan Trust Company, National Association, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

      "Guarantor" means the Person named as the "Guarantor" in the first paragraph of this Guarantee Agreement and any successor thereto.

      "Holder" means any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

      "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

      "Indenture" means the Indenture, dated as of     ,     , between the
Guarantor and J. P. Morgan Trust Company, National Association, as Indenture Trustee, as amended, modified or supplemented from time to time.

      "Issuer" means the Person named as the "Issuer" in the first paragraph of this Guarantee Agreement and any successor thereto.

      "List of Holders" has the meaning specified in Section 2.2(a).

      "Majority in Liquidation Amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, more than 50% of the liquidation amount of all of the Preferred Securities then outstanding.

      "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board, the President or a Senior Vice President, and by the Treasurer, an Assistant Treasurer, the Comptroller, an Assistant Comptroller, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

            (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

            (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

            (c) a statement that each officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each officer, such condition or covenant has been complied with.

      "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

      "Preferred Securities" has the meaning specified in the second paragraph of this instrument.

      "Responsible Officer" means, with respect to the Guarantee Trustee, any Senior Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or Assistant Trust officer or any other officer of the Corporate Trust Department of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

      "Securities" means the Preferred Securities and the Common Securities.

      "Senior Debt" means, (1) all obligations of the Guarantor in respect of borrowed and purchased money, including, but not limited to, all indebtedness (whether now or hereafter outstanding) issued under the Indenture, dated as of July 23, 1997, between the Company and J. P. Morgan Trust Company, National Association (as successor to Bank One, NA), as trustee, as the same may be amended, modified or supplemented from time to time, and under any other indenture the terms of which do not expressly provide that such indebtedness will rank equally with or junior to the Debentures; (2) all obligations of the Guarantor arising from off-balance sheet guarantees and direct credit substitutes; (3) all capital lease obligations of the Guarantor; (4) all obligations of the Guarantor issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Guarantor and all obligations of the Guarantor under any conditional sale or title retention agreement, but excluding trade accounts payable arising in the ordinary course of business; (5) all obligations, contingent or otherwise, of the Guarantor in respect of any letters of credit, banker's acceptances, security purchase facilities or similar credit transactions; (6) all obligations of the Guarantor associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements; (7) all obligations of the type referred to in clauses (1) through (6) above of other Persons for the payment of which the Guarantor is responsible or liable as obligor, guarantor or otherwise; and (8) all obligations of the type referred to in clauses (1) through (7) above of other Persons secured by any lien on any property or asset of the Guarantor, whether or not such obligation is assumed by the Guarantor, in each case, whether outstanding on the date as of which this Guarantee Agreement is dated, or created, assumed or incurred after such date, except that Senior Debt shall not include (A) any indebtedness that by its terms ranks equally with, or junior to, the Debentures; and (B) any indebtedness between or among the Guarantor and
(i) any ONB Trust or a trustee of such ONB Trust or (ii) any other trust, or a trustee of such trust, partnership or other entity affiliated with the Guarantor that is a financing vehicle of the Guarantor in connection with the issuance by such financing vehicle of preferred securities or other securities guaranteed by the Guarantor pursuant to an instrument that ranks equally with, or junior to, the obligations of the Guarantor under this Guarantee Agreement.

      "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

      "Trust Agreement" has the meaning specified in the second paragraph of this Guarantee Agreement.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE II

                               TRUST INDENTURE ACT

      Section 2.1. Trust Indenture Act; Application.

      (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

      (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

      Section 2.2. List of Holders.

      (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) semiannually, on or before June 30 and December 31 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders (the "List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied List of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

      (b) The Guarantee Trustee shall comply with its obligations under Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

      Section 2.3. Reports by the Guarantee Trustee.

      Not later than 60 days following May 15 of each year, commencing the May 15 next following the date as of which this Guarantee Agreement is dated, the Guarantee Trustee shall provide to the Holders such reports as are required by
Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The

Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

      Section 2.4. Periodic Reports to the Guarantee Trustee.

      The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. If the Guarantee Trustee is also acting as the Property Trustee under the Trust Agreement such reports will not be required hereunder.

      Section 2.5. Evidence of Compliance with Conditions Precedent.

      The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent and covenants, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

      Section 2.6. Events of Default; Waiver.

      The Holders of a Majority in Liquidation Amount of the Preferred Securities may by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

      Section 2.7. Event of Default; Notice.

      (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default known to the Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders, notices of all such Events of Default unless such defaults have been cured or waived before the giving of such notice; provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

      (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Trust Agreement shall have obtained written notice, of such Event of Default.

      Section 2.8. Conflicting Interests.

      The Trust Agreement and the Indenture shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III

               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

      Section 3.1. Powers and Duties of the Guarantee Trustee.

      (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

      (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

      (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                  (B) in the absence of bad faith on the part of the Guarantee
            Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

            (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

            (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

            (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

      Section 3.2. Certain Rights of Guarantee Trustee.

      (a) Subject to the provisions of Section 3.1:

            (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

            (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

            (iv) The Guarantee Trustee may consult with legal counsel, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

            (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, that nothing contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

            (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

            (viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders of a Majority in Liquidation Amount of the Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

      (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

      Section 3.3. Compensation; Fees.

      The Guarantor agrees:

      (a) to pay to the Guarantee Trustee from time to time such reasonable compensation for all services rendered by it hereunder as may be agreed by the Guarantor and the Guarantee Trustee from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

      (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any provision of this Guarantee Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

                                   ARTICLE IV

                                GUARANTEE TRUSTEE

      Section 4.1. Guarantee Trustee; Eligibility.

      (a) There shall at all times be a Guarantee Trustee which shall:

            (i) not be an Affiliate of the Guarantor; and

            (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

      (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

      (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

      Section 4.2. Appointment, Removal and Resignation of the Guarantee
Trustee.

      (a) Subject to Section 4.2(c), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except if an Event of Default shall have occurred or be continuing.

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      (b) Subject to Section 4.2(c), the Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor and the Holders, which resignation shall not take effect until the Guarantee Trustee has appointed a Successor Guarantee Trustee. The Guarantee Trustee shall appoint a successor by requesting from at least three Persons meeting the requirements of
Section 4.1(a) their expenses and charges to serve as the Guarantee Trustee, and selecting the Person who agrees to the lowest expenses and charges.

      (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed and shall have accepted such appointment. No removal or resignation of a Guarantee Trustee shall be effective until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and, in the case of any resignation, the resigning Guarantee Trustee.

      (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Holders and the Guarantor of a notice of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, as it may deem proper, appoint a Successor Guarantee Trustee.

                                   ARTICLE V

                                    GUARANTEE

      Section 5.1. Guarantee.

      The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert other than the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

      Section 5.2. Waiver of Notice and Demand.

      The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

      Section 5.3. Obligations Not Affected.

      The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

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

      (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

      (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the deferral of any interest payments on the Debentures as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

      (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

      (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

      (e) any invalidity of, or defect or deficiency in, the Preferred
Securities;

      (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

      (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

      There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

      Section 5.4. Rights of Holders.

      The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) if the Guarantee Trustee fails to enforce this Guarantee Agreement after a Holder has made a written request for the Guarantee Trustee to do so, any Holder may, to the extent permitted by law, institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other Person. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee

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

Payment, a Holder may directly institute a proceeding against the Guarantor for enforcement of this Guarantee Agreement for such payment. The Guarantor waives, any right or remedy to require that any action on this Guarantee Agreement be brought first against the Issuer, the Guarantee Trustee or any other Person or entity before proceeding directly against the Guarantor.

      Section 5.5. Guarantee of Payment.

      This Guarantee Agreement creates a guarantee of payment and not of collection.

      Section 5.6. Subrogation.

      The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.1; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

      Section 5.7. Independent Obligations.

      The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI

                                  SUBORDINATION

      Section 6.1. Subordination.

      This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Debt of the Guarantor.

      Section 6.2. Pari Passu Guarantees.

      This Guarantee Agreement shall rank pari passu with any similar guarantee agreements issued by the Guarantor on behalf of the holders of trust securities issued by an ONB Trust (as defined in the Indenture).

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                                   ARTICLE VII

                                   TERMINATION

      Section 7.1. Termination.

      This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) the distribution of Debentures to the Holders in exchange for all of the Preferred Securities or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Preferred Securities or this Guarantee Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      Section 8.1. Exculpation.

      (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

      (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

      Section 8.2. Indemnification.

      The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section 8.2 shall survive the termination of this Guarantee Agreement or the resignation or removal of the Guarantee Trustee.

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

                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 9.1. Successors and Assigns.

      All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

      Section 9.2. Amendments.

      Except with respect to any changes which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

      Section 9.3. Notices.

      Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

      (a) if given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Guarantor and the Holders):

            J. P. Morgan Trust Company, National Association
            227 West Monroe, 26th Floor
            Chicago, Illinois 60606
            Facsimile No.: -
            Attention: Corporate Trust Administration

      (b) if given to the Guarantor, to the address set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantor may give notice to the Holders of the Preferred Securities:

            Old National Bancorp
            One Main Street
            Evansville, Indiana 47708
            Facsimile No.: 812-464-1567
            Attention: Corporate Secretary

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

      (c) if given to the Issuer, in care of the Guarantee Trustee, at the address of the Guarantee Trustee as set forth in clause (a) above, with a copy to:

            ONB Capital Trust [          ]
            c/o Old National Bancorp
            One Main Street
            Evansville, Indiana 47708
            Facsimile No.: 812-464-1567
            Attention: Corporate Secretary

      (d) if given to any Holder, at the address set forth on the books and records of the Issuer.

      All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

      Section 9.4. Benefit.

      This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Securities.

      Section 9.5. Governing Law.

      THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

      Section 9.6. Counterparts.

      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      THIS GUARANTEE AGREEMENT is executed as of the date first above written.

                                        OLD NATIONAL BANCORP

                                        By:___________________________________
                                           Name:
                                           Title:

                                        J. P. MORGAN TRUST
                                        COMPANY, NATIONAL
                                        ASSOCIATION as
                                        Guarantee Trustee

                                        By:___________________________________
                                           Name:
                                           Title

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